Filed pursuant to Rule 424(b)(3)
Registration No. 333-258978
PROSPECTUS SUPPLEMENT NO. 1
(to Prospectus dated June 9, 2022)

Microvast Holdings, Inc.

321,460,085 Shares of Common Stock
37,000 Warrants to Purchase Common Stock
__________________

This prospectus supplement updates, amends and supplements the prospectus dated June 9, 2022 (the “Prospectus”), which forms a part of our registration statement on Form S-1 (No. 333-258978). Capitalized terms used in this prospectus supplement and not otherwise defined herein have the meanings specified in the Prospectus. This prospectus supplement is incorporated by reference into the Prospectus.

This prospectus supplement is being filed to:

(i)    update and supplement the information in the Prospectus with the information contained in a Current Report on Form 8-K filed with the Securities and Exchange Commission on June 27, 2022 (the “Current Report”). Accordingly, we have incorporated the Current Report to this prospectus supplement; and

(ii)    to update the selling stockholders table in the Prospectus.

This prospectus supplement is not complete without the Prospectus and may not be delivered or utilized except in connection with the Prospectus with respect to the securities described above, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus, as supplemented to date, and this prospectus supplement is qualified by reference thereto, except to the extent that the information in this prospectus supplement updates or supersedes the information contained in the Prospectus. Please keep this prospectus supplement with your Prospectus for future reference. You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

Our common stock and warrants are traded on the Nasdaq Global Select Market (“Nasdaq”) under the symbols “MVST,” and “MVSTW”, respectively. On June 24, 2022, the closing price of our common stock was $2.74 per share, and the closing price of our warrants was $0.3848 per warrant.

We are an “emerging growth company,” as that term is defined under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements.

Investing in our securities involves risks. See “Risk Factors” beginning on page 21 of the Prospectus to read about factors you should consider before buying our common stock or warrants.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is June 27, 2022.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 21, 2022, Microvast Holdings, Inc. (the “Company”) received a notice (the “Notice”) from the Nasdaq Listing Qualifications department (“Nasdaq”). The Notice indicated that, due to the resignation of Mr. Craig Webster from the audit committee (the “Audit Committee”) of the board of directors (the “Board”) of the Company effective April 14, 2022 (in connection with his appointment as the Chief Financial Officer of the Company), the Company no longer complies with Nasdaq’s audit committee requirements as set forth in Listing Rule 5605. Listing Rule 5605 requires, among other things, that the Audit Committee be comprised of a minimum of three independent directors.

The Notice also indicates that, consistent with Listing Rule 5605(c)(4), Nasdaq is providing the Company with a cure period in order to regain compliance no later than October 11, 2022.

The Notice has no immediate effect on the listing of the Company’s common stock or warrants on The Nasdaq Global Select Market.

As disclosed under Item 5.02 below, the Company announced that Ms. Yeelong Balladon has been appointed to the Board and will fill Mr. Webster’s vacancy on the Audit Committee, effective July 1, 2022. The Board has determined that Ms. Balladon is independent under Listing Rule 5605(a)(2) and that she is eligible and qualified to serve on the Audit Committee. Therefore, the Company believes it will regain compliance with Listing Rule 5605 on July 1, 2022, in connection with Ms. Balladon’s appointment.

This Item 3.01 is filed to satisfy the obligation under Nasdaq Listing Rule 5810(b) and Item 3.01(a) of Form 8-K that the Company make a public announcement disclosing the deficiency no later than four business days from the date of the Notice.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On June 26, 2022, the Board of Directors (the “Board”) of Microvast Holdings, Inc. (the “Company”), on the recommendation of the nominating and corporate governance committee of the Board, appointed Yeelong Tan Balladon as a director of the Company, effective July 1, 2022.

As a Class III director, Ms. Balladon will serve an initial term expiring at the Company’s annual meeting of stockholders in 2024. The Board has determined that Ms. Balladon is independent under Nasdaq’s listing standards and applicable law. She has also been appointed as a member of the Company’s nominating and corporate governance and audit committees and as chair of the compensation committee, effective July 1, 2022.

Yeelong Tan Balladon, age 63. Ms. Balladon has served as the lead independent trustee of the board of the Ashmore Funds since 2010 and as lead independent trustee since 2014. The Ashmore Funds is a registered US mutual funds complex dedicated to investing in emerging markets. Ms. Balladon also served as a non-executive director of Pacnet Limited from 2008-2015 and Jasper Investments from 2011 to 2015. Ms. Balladon was an associate and subsequently a partner at Freshfields Bruckhaus Deringer, an international law firm, from 1982 to 1988 and 1994 to 2009. She retired from the partnership in 2009. Ms. Balladon holds an LL.B. from the National University of Singapore and is legally professionally qualified in Singapore, England & Wales and the New York Bar.

Ms. Balladon is qualified to serve on our Board due to her extensive legal and financial experience in finance, banking and mergers and acquisitions, particularly in emerging markets. She is a U.S. citizen and resides in the United States.

Ms. Balladon agreed to serve as a director of Microvast in her personal capacity and not as a representative of Ashmore Group plc or any of its affiliates. There is no arrangement or understanding between Ms. Balladon and any other person pursuant to which she was selected as a director. There are no related party transactions between the Company and Ms. Balladon that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. Balladon is eligible to receive compensation in accordance with the Company’s standard non-employee director compensation policy, including eligibility to participate in the Microvast Holdings, Inc. 2021 Equity Incentive Plan. A description of the Company’s historical compensatory arrangement for non-employee directors is set forth under the heading “Director Compensation” in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 29, 2021, which may be adjusted by the Board from time to time. The Company expects to enter into an indemnification agreement with Ms. Balladon, the form of which was previously filed with the SEC as Exhibit 10.1 to the Current Report on Form 8-K on July 28, 2021.

Resignation of Director

In addition, on June 26, 2022, Craig Webster submitted his resignation from the Board, effective July 1, 2022. His resignation from the Board is in connection with his previously announced appointment as the Company’s Chief Financial Officer and was not the result of any dispute or disagreement with the Company or the Board on any matter relating to the operations, policies or practices of the Company. He had previously resigned from his positions as lead independent director and as a member of the audit, compensation and nominating and corporate governance committees upon his appointment as Chief Financial Officer of the Company on April 14, 2022.

Following the appointment of Ms. Balladon and resignation of Mr. Webster, the number of directors serving on the Board will remain fixed at seven.

EXPLANATORY NOTE: The following section is provided to update the selling stockholders table in the Prospectus and supersedes the table appearing under the caption "Selling Holders" beginning on page 140 of the prospectus. We may amend or supplement the information in this prospectus supplement from time to time in the future to update or change the information with respect to the selling stockholders.

SELLING HOLDERS

This prospectus relates to the possible offer and resale by the Selling Holders of (i) 837,000 shares of common stock underlying the private placement warrants; (ii) 293,860,085 shares of common stock, including up to 6,900,000 Founder Shares, 300,000 representative shares, 837,000 private placement shares, 48,250,000 PIPE Shares, 209,999,991 Merger Closing Shares, 19,999,988 Earn-Out Shares, and 6,736,106 shares issued to the Microvast Convertible Noteholders; and (iii) up to 837,000 private placement warrants.

In November 2018, the Sponsor purchased the Founder Shares of the Company’s common stock for an aggregate price of $25,000. On March 5, 2019, the Company effected a stock dividend of 0.2 shares of common stock for each outstanding share, resulting in 6,900,000 Founder Shares being issued and outstanding. In November 2018, the Company issued to the designees of EarlyBirdCapital, for a nominal consideration, the representative shares. Simultaneously with the closing of the IPO and the exercise of the underwriter’s over-allotment option, the Sponsor purchased 558,589 private units and EarlyBirdCapital and its designee purchased an aggregate of 128,411 private units. Each private unit consisted of one share of common stock and one private warrant, resulting in an aggregate of 687,000 private placement shares and 687,000 private placement warrants.

In connection with the Business Combination, (1) the Company issued 48,250,000 PIPE Shares for $482,500,000, (2) all of the outstanding equity interests in Microvast were converted into the Merger Closing Shares (3) the Company issued the Bridge Note Conversion Shares and (4) Stephen Vogel, an affiliate of the Sponsor, converted $1,500,000 in indebtedness owed to him by the Company into 150,000 private units. In addition, if, during the 3-year period following the closing of the Merger, the common stock trades above $18.00 per share, 19,999,988 Earn-Out Shares will be issued to the former equity holders of Microvast. The Founder Shares, the representative shares, the private placement shares, the private placement shares, PIPE Shares, the Merger Closing Shares, the Bridge Note Conversion Shares and the Earn-Out Shares are being registered by the registration statement of which this prospectus forms a part pursuant to the registration rights granted under certain of the Subscription Agreements and the Restated Registration Rights and Lock-Up Agreement.

The Selling Holders may from time-to-time offer and sell any or all of the shares of common stock and warrants set forth below pursuant to this prospectus. When we refer to the “Selling Holders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Holders’ interest in the shares of common stock and/or warrants after the date of this prospectus such that registration rights will apply to those securities.

The following tables are prepared based on information provided to us by the Selling Holders. It sets forth the name and address of the Selling Holders, the aggregate number of shares of common stock that the Selling Holders may offer pursuant to this prospectus, and the beneficial ownership of the Selling Holders both before and after the offering. We have based percentage ownership prior to this offering on 300,516,237 shares of common stock and 28,437,000 warrants outstanding, in each case as of July 23, 2021. In calculating percentages of shares of common stock owned by a particular Selling Holder, we treated as outstanding the number of shares of our common stock issuable upon exercise of that particular Selling Holder’s warrants, if any, and did not assume the exercise of any other Selling Holder’s warrants.

We cannot advise you as to whether the Selling Holders will in fact sell any or all of such common stock or warrants. In addition, the Selling Holders may sell, transfer or otherwise dispose of, at any time and from time-to-time, the common stock and warrants in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Holders will have sold all of the securities covered by this prospectus upon the completion of the offering.

Unless otherwise indicated below, the address of each beneficial owner listed in the tables below is c/o Microvast Holdings, Inc., 12603 Southwest Freeway, Suite 210, Stafford, Texas 77477.

Shares of Common Stock

		Beneficial Ownership Before the Offering(2)			Shares to be Sold in the Offering(3)			Beneficial Ownership After the Offering
Name and Address of Beneficial Owners(1)		Number of Shares	%		Number of Shares	%		Number of Shares	%
Yang Wu	(4),(5)	85,036,953	28.30%		93,135,710	29.06%		0	0%
CDH Griffin Holdings Company Limited	(6)	37,180,487	12.37%		40,721,485	13.04%		0	0%
Ashmore Group plc	(7)	23,503,434	7.82%		25,741,856	8.03%		0	0%
International Finance Corporation	(8)	23,503,274	7.82%		25,741,681	8.03%		0	0%
Luxor Capital Group	(9)	10,986,106	3.66%		10,986,106	3.43%		0	0%
SDIC (Shanghai) Science and Technology Achievements Transformation Venture Capital Fund Enterprise	(10)	9,765,958	3.25%		10,696,049	3.34%		0	0%
Huzhou HongLi Investment Management Limited Liability Partnership	(11)	8,034,066	2.67%		8,799,212	2.75%		0	0%
Spring Creek Capital, LLC	(12)	6,000,000	2.00%		6,000,000	1.87%		0	0%
Diaokun Xiao	(13)	5,148,388	1.71%		5,638,710	1.76%		0	0%
Wei Li	(14)	5,148,388	1.71%		5,638,710	1.77%		0	0%
BlackRock, Inc.	(15)	4,500,000	1.50%		4,500,000	1.40%		0	0%
Stephen Vogel	(16)	4,149,582	1.38%		4,149,582	1.29%		0	0%
Hangzhou Binchuang Equity Investment Co., Ltd	(17)	4,231,958	1.41%		4,635,001	1.45%		0	0%
Hangzhou CDH New Trend Equity Investment Partnership	(18)	3,255,266	1.08%		3,565,291	1.11%		0	0%
InterPrivate Sponsor Partners LLC	(19)	730,193	*	%	730,193	*	%	0	0%
IPV Opportunities III LLC	(19)	2,301,653	*	%	2,301,653	*	%	0	0%
Oshkosh Corporation	(20)	2,500,000	*	%	2,500,000	*	%	0	0%
Owl Creek Investments III, LLC	(21)	2,500,000	*	%	2,500,000	*	%	0	0%
Xiaoping Zhou	(22)	2,202,445	*	%	2,412,201	*	%	0	0%
DSAM Partners	(23)	1,342,840	*	%	1,342,840	*	%	0	0%
Blue-Lory Ltd	(24)	71,660	*	%	71,660	*	%	0	0%
The Board of the Pension Protection Fund	(25)	685,500	*	%	685,500	*	%	0	0%
Norges Bank	(26)	2,000,000	*	%	2,000,000	*	%	0	0%
Electron GP, LLC	(27)	2,000,000	*	%	2,000,000	*	%	0	0%
Salient Capital Advisors, LLC	(28)	1,827,200	*	%	1,827,200	*	%	0	0%
Darlington Partners	(29)	1,500,000	*	%	1,500,000	*	%	0	0%
Linden Capital L.P.	(30)	1,500,000	*	%	1,500,000	*	%	0	0%
Magnetar Financial LLC	(31)	1,500,000	*	%	1,500,000	*	%	0	0%
Crescent Park Management L.P.	(32)	1,500,000	*	%	1,500,000	*	%	0	0%
Guoyou Deng	(33)	1,257,006	*	%	1,376,720	*	%	0	0%

Alyeska Master Fund, L.P.	(34)	1,200,000	*	%	1,200,000	*	%	0	0%
MMF LT, LLC	(35)	1,000,000	*	%	1,000,000	*	%	0	0%
Antara Capital Master Fund LP	(36)	1,000,000	*	%	1,000,000	*	%	0	0%
Jane Street Global Trading, LLC	(37)	1,000,000	*	%	1,000,000	*	%	0	0%
Ghisallo Master Fund LP	(38)	1,000,000	*	%	1,000,000	*	%	0	0%
Hangzhou Heyu Equity Investment Partnership (Limited Partnership)	(39)	985,827	*	%	1,079,716	*	%	0	0%
Topia Ventures, LLC	(40)	800,000	*	%	800,000	*	%	0	0%
Millais USA LLC	(41)	800,000	*	%	800,000	*	%	0	0%
Kepos Capital LP	(42)	700,000	*	%	700,000	*	%	0	0%
Nineteen77 Global	(43)	700,000	*	%	700,000	*	%	0	0%
SOS Holding		492,223	*	%	492,223	*	%	0	0%
EarlyBirdCapital	(44)	240,772	*	%	240,772	*	%	0	0%
EBC Holdings Inc.		180,000	*	%	180,000	*	%	0	0%
I-Bankers Securities Inc.		8,025	*	%	8,025	*	%	0	0%
Subversive Capital LLC	(45)	430,500	*	%	430,500	*	%	0	0%
Arosa	(46)	400,000	*	%	400,000	*	%	0	0%
CVI Investments, Inc.	(47)	400,000	*	%	400,000	*	%	0	0%
Ruth Epstein	(48)	363,000	*	%	363,000	*	%	0	0%
Summit Point Capital Partners LP		319,945	*	%	319,945	*	%	0	0%
Yanzhuan Zheng		313,009	*	%	342,819	*	%	0	0%
The HGC Fund LP	(49)	300,000	*	%	300,000	*	%	0	0%
The K2 Principal Fund L.P.	(50)	300,000	*	%	300,000	*	%	0	0%
Nikolaj Kornum		295,334	*	%	295,334	*	%	0	0%
The R&H Trust Co. Ltd. as Trustee of The Hucanu Trust		295,334	*	%	295,334	*	%	0	0%
Westchester Capital Management, LLC	(51)	200,000	*	%	200,000	*	%	0	0%
Scott Vogel		199,866	*	%	175,134	*	%	0	0%
Wenjuan Mattis		198,415	*	%	217,311	*	%	0	0%
Jordan Vogel		175,000	*	%	175,000	*	%	0	0%
State of Utah, School and Institutional Trust Funds	(52)	172,800	*	%	172,800	*	%	0	0%
Andrew N. Schwartzberg		149,167	*	%	149,167	*	%	0	0%
Carroll Avenue Partners LLC		147,667	*	%	147,667	*	%	0	0%
Stefan M. Selig	(53)	144,500	*	%	144,500	*	%	0	0%
Bruce I. Raben	(54)	130,941	*	%	143,411	*	%	0	0%
Michael Todd Boyd	(55)	104,176	*	%	114,097	*	%	0	0%
Jonathan May	(56)	102,500	*	%	102,500	*	%	0	0%
Leslie May Blauner	(56)	102,500	*	%	102,500	*	%	0	0%
Weiss Asset Management LP	(57)	100,000	*	%	100,000	*	%	0	0%
Laurel Grove Trust	(58)	98,445	*	%	98,445	*	%	0	0%
Maurice Dabbah		98,445	*	%	98,445	*	%	0	0%
Ralph Bernstein		98,445	*	%	98,445	*	%	0	0%
Richard O. Rieger	(59)	97,500	*	%	97,500	*	%	0	0%
Sharon Sternheim	(56)	87,500	*	%	87,500	*	%	0	0%

Robert Sternheim	(56)	87,500	*	%	87,500	*	%	0	0%
Praxis II Partners	(60)	84,000	*	%	84,000	*	%	0	0%
David Dickstein	(60)	84,000	*	%	84,000	*	%	0	0%
consulting2, LLC	74,584	*	%	74,584	*	%	0	0%
Faugno Living Trust	(61)	74,584	*	%	74,584	*	%	0	0%
River Partners 2019 – Broadscale, LLC	74,584	*	%	74,584	*	%	0	0%
KTP Family Investments, LLC	74,335	*	%	74,335	*	%	0	0%
Steven Levine	(62)	60,000	*	%	60,000	*	%	0	0%
David Nussbaum	(62)	60,000	*	%	60,000	*	%	0	0%
Homecrest Partners II LP	49,723	*	%	49,723	*	%	0	0%
DBM Holdings, LLC	49,723	*	%	49,723	*	%	0	0%
ACE Core Convictions Ltd.	49,223	*	%	49,223	*	%	0	0%
Belmor Co., Inc.	(63)	49,223	*	%	49,223	*	%	0	0%
Greenhaven Road Special Opportunities Fund LP	49,223	*	%	49,223	*	%	0	0%
McKeige Consolidated Holdings, LP	49,223	*	%	49,223	*	%	0	0%
ZEHM Family LLC	49,223	*	%	49,223	*	%	0	0%
InterPrivate LLC	44,008	*	%	44,008	*	%	0	0%
Don Jennings	(64)	42,000	*	%	42,000	*	%	0	0%
KF Ventures, LLC	37,292	*	%	37,292	*	%	0	0%
Amy Butte	(65)	36,750	*	%	36,750	*	%	0	0%
Stuart Ross	(66)	36,000	*	%	36,000	*	%	0	0%
Lon Rubackin	(66)	36,000	*	%	36,000	*	%	0	0%
Directed Trust Company FBO Gordon C Holterman Jr IRA	34,806	*	%	34,806	*	%	0	0%
Geese Capital Partners	34,806	*	%	34,806	*	%	0	0%
Avi Savar	(67)	31,500	*	%	31,500	*	%	0	0%
Kevin and Lori Timmons Revocable Trust	25,856	*	%	25,856	*	%	0	0%
Penelope S. Pogue	24,862	*	%	24,862	*	%	0	0%
AG AX LLC	24,862	*	%	24,862	*	%	0	0%
Clifford F. Michel	24,862	*	%	24,862	*	%	0	0%
Jeffrey Harris Revocable Trust	24,612	*	%	24,612	*	%	0	0%
Peter Ganford Lehman 1999 Irrevocable Trust	24,612	*	%	24,612	*	%	0	0%
Susan Lynne Decker	24,612	*	%	24,612	*	%	0	0%
Alexander David Laskey	22,376	*	%	22,376	*	%	0	0%
Sherman Vogel	(66)	21,000	*	%	21,000	*	%	0	0%
Jeff Vogel	(66)	21,000	*	%	21,000	*	%	0	0%
Jon Vogel	(66)	21,000	*	%	21,000	*	%	0	0%
Enid Fisher	(66)	21,000	*	%	21,000	*	%	0	0%
CKM Capital LLC	19,889	*	%	19,889	*	%	0	0	0
Mondry LLC	19,889	*	%	19,889	*	%	0	0	0
Antcheng Trust dated January 13, 2014	19,689	*	%	19,689	*	%	0	0	0

James S. Eisenstein		19,689	*	%	19,689	*	%	0	0	0
Josh Childress		19,689	*	%	19,689	*	%	0	0	0
KNEEP Ventures LLC		19,689	*	%	19,689	*	%	0	0	0
RAJ Capital, LLC		19,689	*	%	19,689	*	%	0	0	0
Mitchell S. Kaneff		18,646	*	%	18,646	*	%	0	0	0
Hinsdale LLC		18,646	*	%	18,646	*	%	0	0	0
Holly Zimmerman	(68)	15,000	*	%	15,000	*	%	0	0	0
Paul Ross		15,000	*	%	15,000	*	%	0	0	0
Amr M. Nosseir		14,767	*	%	14,767	*	%	0	0	0
Matthew J. Luckett		14,767	*	%	14,767	*	%	0	0	0
Dave and Colleen Withers Family Trust		12,431	*	%	12,431	*	%	0	0	0
Michael Callahan		12,431	*	%	12,431	*	%	0	0	0
Jeffrey T. Yager		12,000	*	%	12,000	*	%	0	0	0
Alan Lewis	(69)	10,500	*	%	10,500	*	%	0	0	0
David Ross		10,000	*	%	10,000	*	%	0	0	0
Hayes Valley Properties LLC		9,945	*	%	9,945	*	%	0	0	0
John C. Pogue		9,945	*	%	9,945	*	%	0	0	0
Sascha Bauer		9,945	*	%	9,945	*	%	0	0	0
895 Via Investors LLC		9,945	*	%	9,945	*	%	0	0	0
Christopher Antonio		9,845	*	%	9,845	*	%	0	0	0
John B. McCoy		9,845	*	%	9,845	*	%	0	0	0
Julia King		9,845	*	%	9,845	*	%	0	0	0
Sunil Kappagoda		9,845	*	%	9,845	*	%	0	0	0
Andrew L. Shapiro Trustee, Shapiro 2019 Family Trust, DTD October 25, 2019		9,572	*	%	9,572	*	%	0	0	0
Christopher Meyers		7,459	*	%	7,459	*	%	0	0	0
Stephen R. Meyers Trustee, Stephen R. Meyers Revocable Trust U/A 4-26-2016, DTD 4-26-2016		7,459	*	%	7,459	*	%	0	0	0
Shenk-Microvasters LLC		6,837	*	%	6,837	*	%	0	0	0
Jack Helfand		5,415	*	%	5,415	*	%	0	0	0
PKBT Holdings, LLC	(70)	5,250	*	%	5,250	*	%	0	0	0
Jimmy Pestronk	(70)	5,250	*	%	5,250	*	%	0	0	0
Laurent D. Valosek		4,973	*	%	4,973	*	%	0	0	0
Peter Carl Schork		995	*	%	995	*	%	0	0	0
____________
* Less than one percent.
(1) Unless otherwise indicated, the business address of each of the individuals listed is c/o Microvast Holdings, Inc., 12603 Southwest Freeway, Suite 210, Stafford, Texas 77477.
(2) The percentage of beneficial ownership in this column is calculated based on 300,516,237 shares of Common Stock outstanding. The denominator used for any stockholder who owns Warrants includes such number of shares of Common Stock issuable upon the exercise of such Warrants. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them upon the consummation of the Business Combination.
(3) The percentage of beneficial ownership in this column is calculated based on 320,516,225 shares of Common Stock outstanding. The Shares to be sold in the Offering include 19,999,988 Earn-Out Shares issuable to the former stockholders of Microvast if the shares of Common Stock trade above $18.00 per share within 3 years after the Closing Date. The earnout shares are issuable to the former Microvast stockholders as follows: Yang Wu, 8,098,757, Diaokun Xiao, 490,322, Wei Li, 490,322,

Xiaoping Zhou, 209,756, Guo You Deng, 119,714, Yanzhuan Zheng, 29,810, Wenjuan Mattis, 18,896, Huzhou HongLi Investment Management Limited Liability Partnership, 151,158, Huzhou HongYuan Investment Management Limited Liability Partnership, 127,804, Huzhou HongYi Investment Management Limited Liability Partnership, 198,934, Huzhou OuHong Investment Management Limited Liability Partnership, 149,464, Huzhou HongCai Investment Management Limited Liability Partnership, 106,236, Huzhou HongJia Investment Management Limited Liability Partnership, 31,550, Bruce Raben 12,470, Michael Todd Boyd, 9,921, International Finance Corporation, 2,238,407, Ashmore Global Special Situations Fund 4 Limited Partnership, 1,294,105, Ashmore Global Special Situations Fund 5 Limited Partnership, 199,102, Ashmore Cayman SPC Limited, 745,214, Evergreen Ever, Limited, Aurora Sheen Limited (on behalf of 2,994,901, Ningbo Yuxiang Investment Partnership and Ningbo Dinghui Jiaxuan Investment Partnership), 546,097, MVST SPV LLC (on behalf of SDIC (Shanghai) Science and Technology Achievements Transformation Venture Capital Fund Enterprise, Hangzhou Binchuang Equity Investment Co., Ltd. and Hangzhou CDH New Trend Equity Investment Partnership), 1,643,159 and Roheng HK Limited (on behalf of Hangzhou Heyu Equity Investment Partnership (Limited Partnership)), 93,889.
(4) Includes 1,000,000 shares held by Mr. Wu’s daughter, Nina Wu, for which Mr. Wu has sole voting and shared dispositive power.
(5) Includes 1,000,000 shares held by Mr. Wu’s son, Jonathan Wu, for which Mr. Wu has sole voting and shared dispositive power.
(6) Represents shares held by Evergreen Ever Limited and Aurora Sheen Limited (on behalf of Ningbo Yuxiang Investment Partnership and Ningbo Dinghui Jiaxuan Investement Partnership). CDH China HF Holdings Company Limited, is the sole general partner of Piccadily, L.P., which is the sole shareholder of Evergreen Ever Limited. Shanghai CDH Baifu Investment Management Company is the general partner of Ningbo Yuxiang Investment Partnership and Ningbo Dinghui Jiaxuan Investement Partnership. Dispositive and voting power over all of the securities managed by CDH China HF Holdings Company Limited and Shanghai CDH Baifu Investment Management Company is held by their respective Investment Committee Members, Ying Wei, Li Dan, Wei Bin, Wu Shangzhi and William Shang Wi Hsu. The business address of each of these entities is 1503, International Commerce Centre 1 Austin Road West Kowloon HK, China.
(7) Represents shares held by Ashmore Global Special Situations Fund 4 Limited Partnership, Ashmore Global Special Situations Fund 5 Limited Partnership and Ashmore Cayman SPC Limited, for which Ashmore Group plc is the ultimate parent entity. Ashmore Global Special Situations Fund 4 Limited Partnership, Ashmore Global Special Situations Fund 5 Limited Partnership and Ashmore Cayman SPC Limited have appointed Ashmore Investment Management Limited (“AIML”) as investment manager to the funds with discretionary authority in relation to its investments. AIML is ultimately 100% owned by Ashmore Group plc. The address for Ashmore Global Special Situations Fund 4 Limited Partnership and Ashmore Global Special Situations Fund 5 Limited Partnership is c/o Northern Trust Guernsey Limited, Trafalgar Court, Les Banques St. Peter Port GY1 3QL GK. The address for Ashmore Cayman SPC Limited is International Management Services Ltd, The Harbour Centre 42 North Church Street, Box No. 61 Grand Cayman KY1, 1102, Cayman Islands.
(8) Dispositive and voting control is held by William C. Sonneborn, Senior Director, Disruptive Technologies & Funds Dept. The business address for these persons is 2121 Pennsylvania Ave. NW, Washington DC 20433.
(9) Shares hereby offered consist of (i) 2,197,222 shares, held by Lugard Road Capital Master Fund, LP (“Lugard”) beneficially owned by Luxor Capital Group, LP, the investment manager of Lugard; (ii) 14,143 shares held by Luxor Capital Partners Long Offshore Master Fund, LP (“Luxor Long Offshore”) beneficially owned by Luxor Capital Group, LP, the investment manager of Luxor Long Offshore; (iii) 51,223 shares held by Luxor Capital Partners Long, LP (“Luxor Long”) beneficially owned by Luxor Capital Group, LP, the investment manager of Luxor Long; (iv) 2,315,321 shares held by Luxor Capital Partners Offshore Master Fund, LP (“Luxor Offshore”) beneficially owned by Luxor Capital Group, LP, the investment manager of Luxor Offshore; (v) 3,823,166 shares held by Luxor Capital Partners, LP (“Luxor Capital”) beneficially owned by Luxor Capital Group, LP, the investment manager of Luxor Capital; (vi) 1,848,962 shares held by Luxor Wavefront, LP (“Luxor Wavefront”) beneficially owned by Luxor Capital Group, LP, the investment manager of Luxor Wavefront; and (vii) 736,069 shares held by Thebes Offshore Master Fund, LP (“Thebes Offshore”) beneficially owned by Luxor Capital Group, LP, the investment manager of Thebes Offshore. Christian Leone, in his position as Portfolio Manager at Luxor Capital Group, LP, may be deemed to have voting and investment power with respect to the securities owned by Luxor Long Offshore, Luxor Long, Luxor Offshore, Luxor Capital, Luxor Wavefront, and Thebes Offshore. Jonathan Green, in his position as Portfolio Manager at Luxor Capital Group, LP, may be deemed to have voting and investment power with respect to the securities held by Lugard. Mr. Leone and Mr. Green each disclaims beneficial ownership of any of the shares over which each exercises voting and investment power. The mailing address of each of the above-mentioned funds is 1114 Avenue of the Americas, 28th Fl New York, NY 10036
(10) SDIC Venture Capital Co., Ltd. is the general partner of SDIC (Shanghai) Science and Technology Achievements Transformation Venture Capital Fund Enterprise (Limited Partnership). Dispositive and voting control of these shares is held by Gao Aimin, Zhou Yi, Wei Yiliang, Liu Liqun, Wei Hongbo and Yang Kun, who are members of the investment committee of SDIC Venture Capital Co., Ltd. The shares beneficially owned by SDIC (Shanghai) Science and Technology Achievements Transformation Venture Capital Fund Enterprise (Limited Partnership) have been issued in the name of MVST SPV LLC, a wholly owned subsidiary of the Company, pursuant to the Framework Agreement.
(11) Includes shares owned by Huzhou HongLi Investment Management Limited Liability Partnership, Huzhou HongYuan Investment Management Limited Liability Partnership, Huzhou HongYi Investment Management Limited Liability Partnership, Huzhou OuHong Investment Management Limited Liability Partnership, Huzhou HongCai Investment Management Limited Liability Partnership, and Huzhou HongJia Investment Management Limited Liability Partnership. Voting and investment control of these shares is held by Tiegen Hang, as representative. The business address for these persons is No. 2198, HongFeng Road Huzhou City ZJ, China.

(12) Dispositive and voting power over the shares held by Spring Creek Capital, LLC is held by its president, Eric Butcher. The business address for Spring Creek Capital, LLC is 4111 E 37th Street N, Wichita, Kansas 67220.
(13) Address is 3810 Sawyer Bend Lane, Sugar Land, TX 77479.
(14) Address is 927 Upland Drive, Elmira, NY 14905.
(15) The registered holder of the referenced shares to be registered is the following fund or account under management by a subsidiary of BlackRock, Inc.: BlackRock Technology Opportunities Fund, a series of BlackRock Funds. BlackRock, Inc. is the ultimate parent holding company of such subsidiary. On behalf of such subsidiary, the applicable portfolio managers, as managing directors (or in other capacities) of such entity, and/or the applicable investment committee members of such fund or account, have voting and investment power over the shares held by the fund or account which is the registered holder of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such fund or account. The address of such fund or account, such subsidiary and such portfolio managers and/or investment committee members is 400 Howard Street, San Francisco, CA 94105. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holder or BlackRock, Inc.
(16) Number of shares held includes 150,512 shares of common stock underlying private warrants that will become exercisable 30 days after the Closing.
(17) Voting and investment control of the shares is held by Weidong Shen, general manager. The shares beneficially owned by Hangzhou Binchuang Equity Investment Co., Ltd have been issued in the name of MVST SPV LLC, a wholly owned subsidiary of the Company, pursuant to the Framework Agreement.
(18) Dinghui Equity Investment Management (Tianjin) Company Limited (the “General Partner”) is the general partner of Hangzhou CDH New Trend Equity Investment Partnership (Limited Partnership). Dispositive and voting control of the shares is held by the Investment Committee of the General Partner, composed of Wu Shangzhi, Jiao Shuge, Wang Lin and Huang Yan. The shares beneficially owned by Hangzhou CDH New Trend Equity Investment Partnership (Limited Partnership) have been issued in the name of MVST SPV LLC, a wholly owned subsidiary of the Company, pursuant to the Framework Agreement.
(19) The number of shares held by InterPrivate Sponsor Partners LLC includes 167,577 shares underlying warrants. InterPrivate Capital LLC, as the sole manager of each holder, has the power to vote and dispose of the shares held by the holder. The manager of InterPrivate Capital LLC is Ahmed Fattouh, who may be deemed to beneficially own the securities held by the holder. The holder of the securities is an affiliate of a limited purpose broker-dealer (but is not itself a broker-dealer). The business activities of such broker dealer do not include the business of underwriting securities. Each holder purchased the referenced securities in the ordinary course of business and, at the time of that purchase, had no agreements or understandings, directly or indirectly, with any person to distribute those securities. None of the holder’s officers or directors serves an officer or director of the Company.
(20) The business address for Oshkosh Corporation is 1917 Four Wheel Drive, Oshkosh, Wisconsin 54902.
(21) Owl Creek Asset Management, L.P., as manager of Owl Creek Investments III, LLC, may be deemed to control Owl Creek Investments III, LLC. Owl Creek GP, L.L.C., as general partner of Owl Creek Asset Management, L.P., may be deemed to control Owl Creek Asset Management, L.P. Jeffrey A. Altman, as managing member of Owl Creek GP, LLC may be deemed to control such entity. All persons have the following address: c/o Owl Creek Asset Management, L.P. 640 Fifth Ave, New York, NY 10019.
(22) Address is Suite 201, Hong Ye Building 4 Hunan University, Lu Shan South Road 2 Changsha HN, China.
(23) Includes 1,040,040 shares owned by DSAM Co-Invest Ltd and 302,800 shares owned by LMA SPC — MAP 112 Segregated Portfolio. The business address for DSAM Co-Invest Ltd is c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman KY1-1104. The business address for LMA SPC — MAP 112 Segregated Portfolio is c/o Walkers Corporate Services Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9001. DSAM Partners (London) Ltd. (the “Investment Advisor”) is the investment advisor to the holders and as such may be deemed to have voting and investment power over the securities held by the holder. The Investment Advisor is ultimately controlled by Mr. James Diner. The Investment Advisor and Mr. Diner disclaim beneficial ownership of the securities listed above.
(24) As executive directors of the holder, Lucio Bergamasco, Giorgio Busetti, Andrea Alciati and Alberto Imasso may be deemed to have voting and investment power over the securities held by the holder. The business address for Blue-Lory Ltd. and each executive director is Wickhams Cay Flemming House, Road Town, Tortola, British Virgin Islands — VG 1110.
(25) The business address for The Board of the Pension Protection Fund is Renaissance 12 Dingwall Road, Croydon, Surrey, United Kingdom, CRO 2NA.
(26) The business address for Norges Bank Investment Management is Bankplassen 2, 0151 Oslo, Norway.
(27) Includes shares owned by Electron Global Master Fund, L.P., Electron Infrastructure Master Fund, L.P., Boothbay Absolute Return Strategies, LP and AGR Trading SPC-Series EC Segregated Portfolio. Electron GP, LLC is the managing member of the general partner of Electron Global Master Fund, L.P. and Electron Infrastructure Master Fund, L.P. Mr. James “Jos” Shaver is the managing member of Electron GP, LLC. Electron Capital Partners, LLC is the Sub-Investment Advisor of Boothbay Absolute Return Strategies, LP and AGR Trading SPC-Series EC Segregated Portfolio. Mr. James “Jos” Shaver is the managing member of Electron Capital Partners, LLC. The business address for Electron Global Master Fund, L.P. and Electron Infrastructure Master Fund, L.P. is 10 East 53rd Street, 19th Floor, New York, NY 10022. The business address for Boothbay Absolute Return Strategies, LP is Two Grand Central Tower, 140 East 45th St., 14th Floor, New York, NY 10017, and the business address for AGR Trading SPC-Series EC Segregated Portfolio is 1350 Avenue of the Americas, Suite 2300, New York, NY 10019.
(28) Includes shares owned by Salient MLP & Energy Infrastructure Fund, Salient Midstream & MLP Fund, Salient MLP Total Return TE Fund, L.P., and Salient MLP Total Return Fund, LP. Each of these entities is managed by Salient Capital Advisors,

LLC, its investment manager. Dispositive and voting power over the shares held by Salient Capital Advisors is held by Greg Ried and Bill Enszer. The business address for these entities is 4625 San Felipe, 8th Floor, Houston, Texas 77027.
(29) Includes shares owned by Darlington Partners, L.P. and Darlington Partners II, L.P. Darlington Partners GP, LLC is the general partner of these partnerships. Ramsey Jishi and Scott Clark have voting and investment control of Darlington Partners GP, LLC. The business address for Darlington Partners is 300 Drakes Landing Road, Suite 290, Greenbrae, CA 94904.
(30) The securities held by Linden Capital L.P. are indirectly held by Linden Advisors LP (the investment manager of Linden Capital L.P.), Linden GP LLC (the general partner of Linden Capital L.P.), and Mr. Siu Min (Joe) Wong (the principal owner and the controlling person of Linden Advisors LP and Linden GP LLC). Linden Capital L.P., Linden Advisors LP, Linden GP LLC and Mr. Wong share voting and dispositive power with respect to the securities held by Linden Capital L.P. The business address for Linden Capital L.P. is c/o Linden Advisors LP, 590 Madison Ave, 15th Floor, New York, NY 10022.
(31) The registered holders of the referenced shares to be registered are the following funds and accounts that are managed by Magnetar Financial LLC (“MFL”), which serves as investment manager of each Magnetar Capital Master Fund, Ltd, Purpose Alternative Credit Fund Ltd, Purpose Alternative Credit Fund — T LLC, Magnetar Constellation Master Fund, Ltd., Magnetar Constellation Fund II, Ltd, Magnetar Longhorn Fund LP, Magnetar SC Fund Ltd, and Magnetar Xing He Master Fund Ltd. MFL is the manager of Magnetar Lake Credit Fund LLC. MFL is the general partner of Magnetar Structured Credit Fund, LP (together with all of the foregoing funds, the “Magnetar Funds”). In such capacities, MFL exercises voting and investment power over the securities listed above held for the accounts of the Magnetar Funds. MFL is a registered investment adviser under Section 203 of the Investment Advisers Act of 1940, as amended. Magnetar Capital Partners LP (“MCP”), is the sole member and parent holding company of MFL. Supernova Management LLC (“Supernova”), is the sole general partner of MCP. The manager of Supernova is Alec N. Litowitz, a citizen of the United States of America. Each of the Magnetar Funds, MFL, MCP, Supernova and Alec N. Litowitz disclaim beneficial ownership of these securities except to the extent of their pecuniary interest in the securities. Shares shown include only the securities being registered for resale and may not incorporate all interests deemed to be beneficially held by the registered holders described above or by other investment funds managed or advised by MFL. The business address for Magnetar Financial, LLC is c/o Magnetar Financial LLC, 1603 Orrington Avenue, 13th Floor, Evanston, IL 60201.
(32) The managing member of the general partner of Crescent Park Management LP is Eli Cohen. The business address for Crescent Park Management is 1900 University Ave, Suite 501, East Palo Alto, CA 94303.
(33) Address is No. 1088, Hongfeng Road, Wuxing District, Huzhou City, China.
(34) Alyeska Investment Group, L.P., the investment manager of the selling securityholder, has voting and investment control of the shares held by the selling securityholder. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by the selling securityholder. The registered address of Alyeska Master Fund, L.P. is at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman, KY1-1104, Cayman Islands. Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago IL 60601.
(35) Moore Capital Management, LP, the investment manager of MMF LT, LLC, has voting and investment control of the shares held by MMF LT, LLC. Mr. Louis M. Bacon controls the general partner of Moore Capital Management, LP and may be deemed the beneficial owner of the shares of the Company held by MMF LT, LLC. Mr. Bacon also is the indirect majority owner of MMF LT, LLC. The address of MMF LT, LLC, Moore Capital Management, LP and Mr. Bacon is 11 Times Square, New York, New York 10036.
(36) Antara Capital LP, a Delaware limited partnership serves as the investment manager (the “Investment Manager”) to certain funds it manages and designees and may be deemed to have voting and dispositive power with respect to the ordinary shares held by the Antara Funds (defined below). Antara Capital Fund GP LLC, a Delaware limited liability company, serves as the general partner of Antara Capital Onshore Fund LP (the “Onshore Fund”) and Antara Capital Master Fund LP (the “Master Fund”). Antara Capital Offshore Fund Ltd (the “Offshore Fund” and together with the Fund and the Master Fund, the “Antara Funds”) is an exempted company incorporated under the laws of the Cayman Islands. Himanshu Gulati is the Managing Member of Investment Manager and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by the Antara Funds. Mr. Gulati disclaims beneficial ownership of the ordinary shares held by the Antara Funds except to the extent of any pecuniary interest. The business address of the foregoing persons is 500 5th Avenue, Suite 2320, New York, New York 10110.
(37) Jane Street Global Trading, LLC is a wholly owned subsidiary of Jane Street Group, LLC. Michael A. Jenkins and Robert. A. Granieri are the members of the Operating Committee of Jane Street Group, LLC. The business address for Jane Street Global Trading, LLC is 250 Vesey Street New York, NY 10281.
(38) Ghisallo Capital Management, LLC is the Investment Manager for Ghisallo Master fund LP. Michael Germino is the Managing Member of Ghisallo Capital Management, LLC. The business address for Ghisallo Master Fund LP is 27 Hospital Road, Grand Cayman, CI KY1-9008.
(39) The shares that are beneficially owned by Hangzhou Heyu Equity Investment Partnership (Limited Partnership) are held in the name of Riheng HK Limited. Mr. Zhang Xiaoling, as director, has dispositive and voting power over these shares.
(40) Consists of 800,000 shares of common stock held by Topia Ventures, LLC. Topia Ventures Management, LLC is the managing member of Topia Ventures, LLC. Mr. David Broser is the managing member of Topia Ventures Management, LLC. The address for Topia Ventures, LLC is 104 W 40th St, 19th Floor, New York, NY 10018.
(41) Dispositive and voting power over the shares held by Millias Limited is held by Andrew Dodd and Michael Bell, Directors The business address for Millais Limited is c/o Millais USA LLC, 767 5th Ave., 9th Fl., New York, NY 10153.
(42) Includes shares owned by Kepos Alpha Master Fund L.P. and Kepos Carbon Transition Master Fund L.P. Kepos Capital LP is the investment manager of both selling securityholders and Kepos Partners LLC is the General Partner of the selling securityholders and each may be deemed to have voting and dispositive power with respect to the shares. The general partner of Kepos Capital LP is Kepos Capital GP LLC (the “Kepos GP”) and the Managing Member of Kepos Partners LLC is Kepos Partners MM LLC (“Kepos MM”). Mark Carhart controls Kepos GP and Kepos MM and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by this selling securityholder. Mr. Carhart disclaims beneficial ownership of the shares held by the selling securityholders. The business address for Kepos Capital LP is 11 Times Square, 35th Floor, New York, NY 10036.
(43) Includes shares owned by Nineteen77 Global Merger Arbitrage Master Limited, Nineteen77 Global Merger Arbitrage Opportunity Fund and Nineteen77 Global Multi-Strategy Alpha Master Limited. UBS O’Connor LLC is the investment manager of each of these entities. Kevin Russell is the CIO of UBS O’Connor LLC. The business address for these entities is c/o UBS O’Connor LLC, One N. Wacker Drive, 31st Floor, Chicago, IL 60606
(44) Includes 120,386 shares issuable upon exercise of private placement warrants. Dispositive and voting power over the shares held by EarlyBirdCapital, Inc. is held by Steven Levine, as CEO, David Nussbaum, as Chairman, Amy Kaufmann, as EVP, and Michelle Pendergast, as CFO. The business address for EarlyBirdCapital is 366 Madison Avenue, 8th Floor, New York, NY 10017.
(45) Includes 143,500 shares issuable upon exercise of warrants.
(46) Includes shares owned by Arosa Opportunistic Fund LP and Arosa Alternative Energy Fund LP. The Investment Manager of each of these partnerships is Arosa Capital Management LP. Till Bechtolsheimer is the chief executive officer of Arosa Capital Management LP and has voting and disposition powers over the securities managed by it. The business address for these entities is 550 West 34th St Suite 2800, New York, NY 10001.
(47) Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI Investments, Inc. (“CVI”). Mr. Kobinger disclaims any such beneficial ownership of the shares. The principal business address of CVI is c/o Heights Capital Management, Inc., 101 California Street, Suite 3250, San Francisco, California 94111.
(48) Includes 10,000 shares issuable upon exercise of warrants.
(49) Sean Kallir is CEO and OM of HGC Investment Management Inc, the investment manager of The HGC Fund LP, and may be deemed to have voting and dispositive power of the securities held by the selling security holder. The business address for The HGC Fund LP is 161 Bay St, 4th Floor, Toronto, ON, MfJ 2S8.
(50) K2 Genpar 2017 Inc. is the general partner of The K2 Principal Fund L.P. and Daniel Gosselin, Secretary of K2 Genpar 2017 Inc., has investment and dispositive power over the securities beneficially owned by The K2 Principal Fund L.P. The business address for The K2 Principal Fund L.P. is 2 Bloor Street West, Suite 801, Toronto, Ontario M4W 3E2.
(51) The address for The Merger Fund, The Merger Fund VL, WCM Alternatives: Event-Driven Fund, WCM Alternatives: Credit Event Fund, JNL Multi-Manager Alternative Fund, JNL/Westchester Capital Event Driven Fund, WCM Master Trust, Westchester Capital Management, LLC (“WCM”) and Westchester Capital Partners, LLC (“WCP”) is 100 Summit Lake Drive, Suite 220, Valhalla, NY 10595. WCM serves as investment advisor to The Merger Fund, The Merger Fund VL, WCM Alternatives: Event-Driven Fund and WCM Alternatives: Credit Event Fund and sub-advisor to JNL Multi-Manager Alternative Fund and JNL/Westchester Capital Event Driven Fund. WCP serves as investment advisor to WCM Master Trust. Mr. Roy D. Behren and Mr. Michael T. Shannon each serve as Co-Managers of WCM and Co-Managers of WCP. By virtue of these relationships, WCM, WCP and Messrs. Behren and Shannon may be deemed to beneficially own the securities listed herein, however, each of WCM, WCP and Messrs. Behren and Shannon disclaim beneficial ownership of the securities listed herein except to the extent of their pecuniary interest in such securities.
(52) Dispositive and voting power over the shares held by State of Utah, School and Institutional Trust Funds is held by Ryan Kulig and Peter Madsen. The business address of this stockholder is 310 S. Main Street, Suite 1250, Salt Lake City, UT 84101.
(53) Includes 10,000 shares issuable upon exercise of warrants. Stefan M. Selig previously served as a member of the board of directors of Tuscan until the closing of the Business Combination on July 23, 2021.
(54) Address is 100 Wilshire Boulevard #700 Santa Monica CA 90401.
(55) Address is 751 Laurel Street, #511, San Carlos, CA, 94070.
(56) Includes 25,000 shares issuable upon exercise of warrants.
(57) Includes shares owned by Brookdale Global Opportunity Fund and Brookdale International Partners, L.P. Andrew Weiss is the manager of WAM GP LLC, which is the general partner of Weiss Asset Management LP, the investment manager of Brookdale Global Opportunity Fund (“BGO”) and Brookdale International Partners, L.P. (“BIP”). Andrew Weiss has voting and dispositive power with respect to securities held by BGO and BIP. Each of the parties in this footnote disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest the party may have therein. The business address for these entities is c/o Weiss Asset Management LP 222 Berkeley St 16th Floor, Boston, MA 02116.
(58) Robert Feibusch, as the trustee of Laurel Grove Trust, has voting and dispositive power with respect to the securities held by Laurel Grove Trust.
(59) Includes 25,000 shares issuable upon exercise of warrants. Richard Rieger previously served as a member of the board of directors of Tuscan until the closing of the Business Combination on July 23, 2021.
(60) Includes 28,000 shares issuable upon exercise of warrants. Paul Ross, Stuart Ross and David Ross have voting and dispositive power with respect to the securities held by Praxis II Partners.
(61) David Faugno, as the trustee of Faugno Living Trust, has voting and dispositive power with respect to the securities held by Faugno Living Trust.
(62) The business address for Steven Levine and David Nussbaum is c/o EarlyBirdCapital, 366 Madison Avenue, 8th Floor, New York, NY 10017.
(63) Rafael Nasser and Ezra Nasser have voting and dispositive power with respect to the securities held by Belmor Co., Inc.

(64) Includes 14,000 shares issuable upon exercise of warrants.
(65) Includes 2,500 shares issuable upon exercise of warrants. Amy Butte previously served as a member of the board of directors of Tuscan until the closing of the Business Combination on July 23, 2021.
(66) Includes 7,000 shares issuable upon exercise of warrants.
(67) Includes 10,500 shares issuable upon exercise of warrants.
(68) Holly Zimmerman previously served as a member of the board of directors of Tuscan until she resigned on June 10, 2020.
(69) Includes 3,500 shares issuable upon exercise of warrants.
(70) Includes 1,750 shares issuable upon exercise of warrants. Holly Zimmerman has voting and dispositive power with respect to the securities held by PKBT Holdings, LLC.

Warrants

	Beneficial Ownership Before the Offering			Warrants to be Sold in the Offering			Beneficial Ownership After the Offering
Name of Selling Holder	Number of Warrants	%(1)		Number of Warrants	%(1)		Number of Warrants	%
InterPrivate Sponsor Partners LLC(2)	167,577	*	%	167,577	*	%	0	0%
Stephen Vogel	150,512	*	%	150,512	*	%	0	0%
Subversive Capital, LLC	143,500	*	%	143,500	*	%	0	0%
EarlyBirdCapital(3)	120,386	*	%	120,386	*	%	0	0%
Praxis II Partners	28,000	*	%	28,000	*	%	0	0%
David Dickstein	28,000	*	%	28,000	*	%	0	0%
Richard O. Rieger	25,000	*	%	25,000	*	%	0	0%
Sharon Sternheim	17,500	*	%	17,500	*	%	0	0%
Robert Sternheim	17,500	*	%	17,500	*	%	0	0%
Jon May	17,500	*	%	17,500	*	%	0	0%
Leslie May Blauner	17,500	*	%	17,500	*	%	0	0%
Don Jennings	14,000	*	%	14,000	*	%	0	0%
Avi Savar	10,500	*	%	10,500	*	%	0	0%
Ruth Epstein	10,000	*	%	10,000	*	%	0	0%
Stefan M. Selig	10,000	*	%	10,000	*	%	0	0%
I-Banker Securities Inc.	8,025	*	%	8,025	*	%	0	0%
Sherman Vogel	7,000	*	%	7,000	*	%	0	0%
Jeffrey Vogel	7,000	*	%	7,000	*	%	0	0%
Jon Vogel	7,000	*	%	7,000	*	%	0	0%
Stuart Ross	7,000	*	%	7,000	*	%	0	0%
Lon Rubackin	7,000	*	%	7,000	*	%	0	0%
Enid Fisher	7,000	*	%	7,000	*	%	0	0%
Alan Lewis	3,500	*	%	3,500	*	%	0	0%
Amy Butte	2,500	*	%	2,500	*	%	0	0%
PKBT Holdings, LLC	1,750	*	%	1,750	*	%	0	0%
Jimmy Pestronik	1,750	*	%	1,750	*	%	0	0%
__________
* Less than one percent.
(1) Based upon 28,437,000 warrants outstanding as of July 23, 2021.
(2) InterPrivate Capital LLC, as the sole manager of the holder, has the power to vote and dispose of the shares held by the holder. The manager of InterPrivate Capital LLC is Ahmed Fattouh, who may be deemed to beneficially own the securities held by the holder. The holder of the securities is an affiliate of a limited purpose broker-dealer (but is not itself a broker-dealer). The business activities of such broker dealer do not include the business of underwriting securities. The holder purchased the referenced securities in the ordinary course of business and, at the time of that purchase, had no agreements or understandings, directly or indirectly, with any person to distribute those securities. None of the holder’s officers or directors serves an officer or director of the Company.
(3) Dispositive and voting power over the warrants held by EarlyBirdCapital, Inc. is held by Steven Levine, as CEO, David Nussbaum, as Chairman, Amy Kaufmann, as EVP, and Michelle Pendergast, as CFO. The business address for EarlyBirdCapital is 366 Madison Avenue, 8th Floor, New York, NY 10017.